Exhibit (b)

VERICIMETRY FUNDS

BY-LAWS

Dated as of July 2, 2011

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BY-LAWS

ARTICLE 1

DECLARATION AND OFFICES

1.1  Declaration.  These By-Laws are adopted by the Board of Trustees (the "Board") of Vericimetry Funds (the "Trust") and shall be subject to the terms of the Agreement and Declaration of Trust ("Declaration of Trust") dated as of July 2, 2011.

1.2  Principal Office of the Trust.  The principal office of the Trust in Delaware shall be located in Wilmington, County of Newcastle, or such other place as shall be determined by the Board from time to time. The Trust may have offices in such other places within or without the State of Delaware as the Board may from time to time determine.

ARTICLE 2

TRUSTEES

2.1  General Powers.  The property, business and affairs of the Trust shall be managed under the direction of the Board. All powers of the Trust may be exercised by or under authority of the Board except as conferred on or reserved to the interestholders of the Trust (the "Shareholders") by law, by the Declaration of Trust or by these By-Laws. All acts done at any meeting of the Board or by any person acting as a Trustee, so long as his or her successor shall not have been duly elected or appointed, shall, notwithstanding that it be afterwards discovered that there was some defect in the election of the Trustees or of such person acting as aforesaid or that they or any of them were disqualified, be as valid as if the Trustees or such other person, as the case may be, had been duly elected and were or was qualified to be Trustees or a Trustee of the Trust.

2.2  Number of Trustees.  The number of Trustees may be increased or decreased from time to time by resolution of the Board adopted by a majority of the entire Board, provided that the number thereof shall be no less than two (2) and no more than ten (10). No reduction in the number of Trustees by resolution of the Board of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his or her term.

2.3  Election and Term of Trustees.  Trustees shall be elected in a manner and for a term specified in Section 3.2 of the Declaration of Trust.

2.4  Qualifications of Trustees.  The Board may adopt qualification requirements for Trustees from time to time (e.g., term limits, maximum age), and any such qualification requirement shall be attached to these By-Laws as an appendix and shall be deemed incorporated by reference into these By-Laws. Notwithstanding the foregoing, a qualification requirement may not be adopted and applied to reduce the term of a Trustee then in office, but any such Trustee may voluntarily agree to the qualification requirement.

2.5  Resignation.  A Trustee of the Trust may resign at any time by giving written or electronic notice of his or her resignation to the Board, the Chairman of the Board, the President or the Secretary of the Trust. Any resignation shall take effect at the time specified in it or, should the time when the resignation is to become effective not be specified in it, immediately upon its receipt. Acceptance of a resignation shall not be necessary to make it effective unless the resignation so states.

2.6  Removal of Trustees.  At any meeting of Shareholders, duly called and at which a quorum is present, the Shareholders may, by the affirmative vote of a majority of the majority of the remaining Trustees followed by the holders of at least seventy-five percent (75%) of the votes entitled to be cast for the election of Trustees, remove any Trustee from office, for cause only. The Shareholders may elect a successor to fill any resulting vacancy for the balance of the term of the removed Trustee.

2.7  Vacancies.  Subject to the provisions of the 1940 Act: (i) any vacancies in the Board arising from an increase in the number of Trustees may be filled by a vote of a majority of the entire Board, and (ii) any vacancies in the Board arising from death, resignation, removal, disqualification or any other cause may be filled by a vote of the majority of the remaining Trustees even though that majority is less than a quorum.

2.8  Chairman.  The Trustees may elect from their own number a Chairman of the Board ("Chairman") to hold office until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation, removal or disqualification. If the Chairman attends the meeting, the Chairman shall preside at all meetings of the Board and the Shareholders. The Chairman shall have such other duties and powers as the Board may from time to time determine, but shall have no individual authority to act for the Trust as an officer of the Trust.

2.9  Place, Nature and Manner of Meetings.  The Board may hold its meetings, from time to time, in a manner specified in Section 3.5 of the Declaration of Trust.

2.10  Waiver of Notice of Meetings.  Notice, when required, of any meeting of the Board or a committee of the Board, need not be given to any Trustee who delivers a written or electronic waiver of notice before or after the meeting and such waiver is filed with the records of the meeting, or to any Trustee who is present at the meeting.

2.11  Action by Consent.  Any action which may be taken by Trustees by vote may be taken without a meeting if that number of the Trustees, or members of a committee, as the case may be, required for approval of such action at a meeting of the Trustees or of such committee consent to the action in writing and the written consents are filed with the records of the meetings of Trustees. Such consent shall be treated for all purposes as a vote taken at a meeting of Trustees.

2.12  Compensation of Trustees.  Each Trustee shall be entitled to receive compensation, if any, as may from time to time be fixed by the Board, including a fee for each meeting of the Board, regular or special, he or she attends. At the discretion of the Board, Trustees also may be reimbursed by the Trust for all reasonable expenses incurred in attending a Board meeting.

2.13  Counsel and Experts.  The Trustees who are not "interested persons" of the Trust, as such term is defined in section 2(a)(19) of the Investment Company Act of 1940, as amended (the "1940 Act"), may, from time to time, as they may determine, at the Trust's expense, hire such employees and retain such counsel, accountants, appraisers or other experts or consultants whose services such Trustees may, in their discretion, determine to be necessary or desirable from time to time, including services to one or more committees established by the Trustees, and may execute any agreements, contracts, instruments or other documents in connection therewith.

ARTICLE 3

OFFICERS

3.1  Enumeration; Qualification.  The officers of the Trust shall be a President, a Treasurer, a Secretary and such other officers as the Board from time to time may in its discretion elect, appoint or authorize in accordance with Section 3.2 below. Any officer of the Trust may but need not be a Trustee or a Shareholder. Any two or more offices, except those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by these By-Laws to be executed, acknowledged or verified by any two or more officers.

3.2  Election.  The President, the Treasurer and the Secretary shall be elected by the Board upon the occurrence of a vacancy in any such office. Other officers, if any, may be elected or appointed by the Board at any time, or the Board may delegate to the President or any other officer the power to appoint such other officers as the Board shall at any time or from time to time deem advisable. Vacancies in any such other office may be filled at any time.

3.3  Tenure.  Each officer shall hold office from the time of his or her election until his or her successor shall have been elected and shall have been qualified, or until his or her death, or until he or she shall have resigned or have been removed or disqualified.

3.4  Powers.  Each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him or her and such other duties and powers as the Board may from time to time designate.

3.5  President and Vice Presidents.  The President shall be the chief executive officer and, for purposes of the Sarbanes-Oxley Act of 2002, principal executive officer of the Trust and, subject to the control of the Trustees, shall have general supervision, direction and control of the business of the Trust and of its employees and shall exercise such general powers of management as are usually vested in the office of President of a corporation. Subject to direction of the Trustees, the President shall have power in the name and on behalf of the Trust to execute any and all loans, documents, contracts, agreements, deeds, mortgages, registration statements, applications, requests, filings and other instruments in writing, and to employ and discharge employees and agents of the Trust. Unless otherwise directed by the Trustees, the President shall have full authority and power, on behalf of all of the Trustees, to attend and to act and to vote, on behalf of the Trust at any meetings of business organizations in which the Trust holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. The President shall have such further authorities and duties as the Trustees shall from time to time determine. In the absence or disability of the President, the Vice-Presidents in order of their rank as fixed by the Trustees or, if more than one and not ranked, the Vice-President designated by the Trustees, shall perform all of the duties of the President, and when so acting shall have all the powers of and be subject to all of the restrictions upon the President. Subject to the direction of the Trustees, and of the President, each Vice-President shall have the power in the name and on behalf of the Trust to execute any and all instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Trustees or by the President.

3.6  Treasurer.  Except as otherwise directed by the Trustees, the Treasurer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Trust, and shall have and exercise under the supervision of the Trustees and of the President all powers and duties normally incident to the office. The Treasurer may endorse for deposit or collection all notes, checks and other instruments payable to the Trust or to its order. The Treasurer shall deposit all funds of the Trust in such depositories as the Trustees shall designate. The Treasurer shall be responsible for such disbursement of the funds of the Trust as may be ordered by the Trustees or the President. The Treasurer shall keep accurate account of the books of the Trust's transactions which shall be the property of the Trust, and which, together with all other property of the Trust in the Treasurer's possession, shall be subject at all times to the inspection and control of the Trustees. Unless the Trustees shall otherwise determine, the Treasurer shall, for purposes of the Sarbanes-Oxley Act of 2002, be the principal accounting officer of the Trust. The Treasurer shall have such other duties and authorities as the Trustees shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Trustees may authorize any adviser, administrator, manager or transfer agent to maintain bank accounts and deposit and disburse funds of any series of the Trust on behalf of such series. Subject to direction of the Trustees, the President shall have power in the name and on behalf of the Trust to execute any and all loans, documents, contracts, agreements, deeds, mortgages, registration statements, applications, requests, filings and other instruments in writing, and to employ and discharge employees and agents of the Trust.

3.7  Secretary.  The Secretary shall record all proceedings of the Shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at an office of the Trust. In the absence of the Secretary from any meeting of the Shareholders or Trustees, an Assistant Secretary, or if there be none, or if he or she is absent, a temporary Secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books.

3.8  Resignations and Removals.  Any officer may resign at any time by giving written notice of his or her resignation to the Board, the Chairman, the President or the Secretary of the Trust. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Any officer or agent of the Trust may be removed by the Board whenever, in the Board's judgment, the best interests of the Trust will be served thereby, and the Board may delegate the power of removal as to officers and agents not elected or appointed by the Board. Removal shall be without prejudice to the person's contract rights, if any, but the appointment of any person as an officer or agent of the Trust shall not of itself create contract rights.

ARTICLE 4

COMMITTEES

4.1  Establishment and Authority.  The Board may, by resolution passed by a majority of the entire Board or, as specified in the 1940 Act, as amended, shall establish an Audit Committee and may establish an executive and one or more other committees. Each committee shall consist of one or more of the Trustees of the Trust, which, to the extent provided in the resolution and as permitted by law, shall have and may exercise the powers of the Board. Each committee may fix its own rules and procedures, and adopt its own charter, in each case subject to approval by the Board and not inconsistent with the resolution appointing the committee or these By-Laws. Each committee shall keep minutes of its meetings and report the same to the Board when required. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a Trustee to act in the place of an absent member.

4.2  Quorum; Voting.  Unless the specific rules and procedures adopted by a committee in accordance with Section 4.1 provide otherwise, a majority of the members of any committee of the Board shall constitute a quorum for the transaction of business, and the act of a majority of the members of the committee present at any committee meeting at which there is a quorum shall be the act of the committee.

4.3  Compensation of Members.  The chair, if any, and members of any duly appointed committee shall receive such compensation and/or fees and reimbursement for expenses as from time to time may be determined by the Board.

ARTICLE 5

REPORTS AND COMMUNICATIONS

5.1  General.  The Trustees and officers shall render notices and reports at the time and in the manner required by any applicable law. Officers and committees of the Board shall render such additional reports as they may deem desirable or as may from time to time be required by the Board.

5.2  Communications with Shareholders.  Any notices, reports, proxy statements or other communications required under the Declaration of Trust, these By-Laws or applicable law to be sent to Shareholders of the Trust, including Shareholders of any one or more classes or sub-classes thereof, may be sent, delivered or made available in any reasonable manner as may be determined by the Board if not otherwise prohibited by applicable law, including, without limitation, by email or other electronic transmission, provided, however: (i) if the Trust has received a request from a Shareholder that notice not be sent by electronic transmission, the Trust may not provide notice to the Shareholder by electronic transmission; and (ii) notice given by electronic transmission shall not be considered effective if: (a) the Trust is unable to deliver two consecutive notices, and (b) the inability to deliver the notices becomes known to the Secretary, an Assistant Secretary, the transfer agent or other person responsible for the giving of notice. All such communications may be sent, delivered or otherwise made available to Shareholders in accordance with householding or other similar rules under which a single copy of such communication may be sent to Shareholders who reside at the same address; provided, however, that with respect to any such notice to be given to a Shareholder pursuant to applicable laws, the Declaration of Trust or these By-Laws: (x) the Trust shall have given notice, in writing or by electronic transmission, to the Shareholder of the Trust's intent to give a single notice, and (y) the Shareholder shall have consented to receiving a single notice or failed to object in writing within sixty (60) days after the Trust gave notice to the Shareholder of the Trust's intent to give a single notice.

5.3  Waiver of Notice.  Whenever any notice of the date, hour, place, means of remote communication and/or purpose of any meeting of Shareholders of the Trust, including Shareholders of any one or more classes or sub-classes thereof, is required to be given under an appropriate law or under the provisions of the Declaration of Trust or these By-Laws, a waiver thereof in writing or by electronic transmission by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting in person or by proxy, shall be deemed equivalent to the giving of such notice to such person. Except as otherwise provided by law, the Declaration of Trust and these By-Laws, a Shareholder may waive receipt of any other communication from the Trust.

ARTICLE 6

SEAL

6.1  General.  The Board may adopt a seal of the Trust which shall be in such form and shall have such inscription thereon as the Board may from time to time prescribe, but, unless otherwise required by the Board or applicable law, the seal shall not be necessary to be placed on and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust. If the Trust is required to place its seal to a document under any applicable law, the Trust may meet the requirements of any such law by placing the word "(seal)" adjacent to the signature of the person authorized to sign the document on behalf of the Trust.

ARTICLE 7

SHARES AND SHARE CERTIFICATES

7.1  Share Certificates.  The Board may authorize the issuance of Shares of any class or sub-class of the Trust's capital stock without certificates (the "Shares") and, in such case, Shares shall be held on the books of the Trust or one or more transfer agents of the Trust, and the record holders of such Shares shall be treated for all purposes as Shareholders under the Declaration of Trust.

If the Trust issues certificates for Shares of any class or sub-class, each such certificate shall be in such form as the Board may prescribe from time to time, shall bear the Trust's name and a distinguishing number, shall exhibit the holder's name and the number of Shares and class and sub-class owned by such holder, and shall be signed by the President, a Vice President, the chief executive officer, the chief operating officer, the chief financial officer, and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Such signatures may be facsimile, printed or engraved if the certificate is signed by the transfer agent with respect to such Shares or by a registrar. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, the certificate may be issued by the Trust with the same effect as if such person were such officer at the time of the certificate's issue.

7.2  Share Transfers.  Transfers of Shares of the Trust shall be made only on the books of the Trust, as maintained by the transfer agent with respect to such Shares, by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the transfer agent for such Shares, and upon surrender of any certificate or certificates representing such Shares, if any, properly endorsed and the payment of all taxes thereon. Except as may be otherwise provided by law or these By-Laws, the person in whose name Shares stand on the books of the Trust shall be deemed the owner thereof for all purposes as regards the Trust; provided that properly documented pledges of Shares as collateral security may be accounted for by any transfer agent in accordance with the transfer agent's standard procedures with respect thereto.

7.3  Loss of Certificates.  The transfer agent for any class or sub-class of Shares, with the approval of the Board or any two officers, is authorized to issue and countersign replacement certificates for Shares which have been lost, stolen or destroyed, upon (i) receipt of an affidavit or affidavits of loss or non-receipt and of an indemnity agreement executed by the registered holder or his or her legal representative and supported by an open penalty surety bond, said agreement and said bond in all cases to be in form and content satisfactory to and approved by the Board, the President or the Treasurer, or (ii) receipt of such other documents and assurances as may be approved by the Board.

7.4  Regulations.  The Board may make such additional rules and regulations, not inconsistent with these By-Laws, the Declaration of Trust or the law, as it may deem appropriate concerning the issuance, certification, transfer and registration of Shares.

7.5  Beneficial Owners of Stock.  Notwithstanding anything to the contrary contained in these By-Laws, the Board may adopt by resolution a procedure by which a Shareholder may certify in writing to the Trust that any Shares registered in the name of the Shareholder are held for the account of a specified person other than the Shareholder. The resolution shall set forth the class and/or sub-class of Shareholders who may make the certification; the purpose for which the certification may be made; the form of certification and the information to be contained in the certification; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Trust; and any other provisions with respect to the procedure which the Board considers necessary or desirable. On receipt of a certification that complies with the requirements established by the resolution of the Board, the person specified in the certification shall be, for the purpose set forth in the certification, the holder of record of the specified stock in place of the Shareholder who makes the certification.

7.6  Fixing of Record Date for Dividends, Distributions, etc.  The Board may fix, in advance, a date not more than ninety (90) days preceding the date fixed for the payment of any dividend or the making of any distribution, or the allotment of any other rights, as the record date for the determination of the Shareholders of the Trust or the Shareholders of one or more classes or sub-classes thereof entitled to receive any such dividend, distribution or allotment, and in such case only the Shareholders of record of the Trust or of the class or sub-class or classes or sub-classes thereof at the time so fixed shall be entitled to receive such dividend, distribution or allotment. If no record date has been fixed, the record date for determining Shareholders of the Trust or of a class or sub-class or classes or sub-classes thereof entitled to receive dividends, distributions or an allotment of any rights shall be the close of business on the day on which the resolution of the Board declaring the dividend, distribution or allotment of rights is adopted, but the payment or allotment shall not be made more than sixty (60) days after the date on which the resolution is adopted.

7.7  Delegation of Certain Dividend Matters.  If the Board has given general authorization for a dividend or distribution and provides for or establishes a method or procedure for determining the maximum amount of the dividend or distribution, the Board may delegate to a committee of the Board or an officer of the Trust the power, in accordance with the general authorization, to fix the amount and other terms of the dividend or distribution, including, without limitation, the power to fix the declaration date of the dividend or distribution.

ARTICLE 8

SHAREHOLDERS

8.1  Annual Meetings.  The Trust is not required to hold an annual meeting of Shareholders in any year in which the election of trustees is not required by the 1940 Act. If a meeting of Shareholders of the Trust is required by the 1940 Act to take action on the election of Trustees, then there shall be an annual meeting to elect Trustees and to take such other action as may properly come before the meeting on a date and time duly designated by the Board, but no later than one hundred twenty (120) days after the occurrence of the event requiring the meeting.

8.2  Special Meetings; Postponements.  Special meetings of the Shareholders of the Trust, or of the Shareholders of one or more classes or sub-classes thereof, for any purpose or purposes, may be called at any time by the Board or by the President, and shall be called by the President or Secretary at the request in writing of Shareholders entitled to cast not less than a majority of the votes entitled to be cast at the meeting. A written Shareholder request for a meeting shall state the purpose of the proposed meeting and the matters proposed to be acted on at it, and the Shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Shareholders. Business transacted at all special meetings of Shareholders shall be confined to the purpose or purposes stated in the notice of the meeting. The Board has the sole power to fix the date, time and place, if any, and the means of remote communication, if any, by which Shareholders and proxy holders may be considered present in person and may vote at any special meeting.

Any meeting of the Shareholders of the Trust, or any meeting of the Shareholders of one or more classes or sub-classes thereof, whether annual or special, may be postponed by the Board prior to the meeting by sending notice to the Shareholders entitled to vote at or to receive notice of the meeting, such notice to be given in the manner described in Section 8.5.

8.3  Place of Holding Meetings.  All meetings of Shareholders of the Trust or of the Shareholders of one or more classes or sub-classes thereof, shall be held at such place within or without the State of Delaware as designated by the Board in the notice of the meeting. Notwithstanding the foregoing, but subject to the requirements of the Delaware Statutory Trust Act, the Board may determine that the meeting not be held at any place but instead by held solely by means of remote communication.

8.4  Record Dates.  The Board may set a record date for the purpose of determining the Shareholders of the Trust or Shareholders of one or more classes or sub-classes thereof who are entitled to notice of or to vote at any meeting. The record date may not be prior to the close of business on the day the record date is fixed, and may not be more than ninety (90) days prior to the date of the meeting (except as permitted by Section 8.7), nor fewer than ten (10) days before the date of the meeting. If no record date has been fixed, the record date for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders of the Trust or of Shareholders of one or more classes or sub-classes thereof shall be the later of the close of business on the day on which notice of the meeting is mailed or the thirtieth day (30th) before the meeting. All persons who were holders of record of Shares of the Trust or the class or sub-class or classes or sub-classes to which the meeting relates as of the record date of the meeting, and no others, shall be entitled to notice of and to vote at such meeting and adjournments and postponements thereof.

8.5  Notice of Meetings.  Not less than ten (10), nor more than ninety (90), days before the date of a meeting of the Shareholders of the Trust, or of a meeting of the Shareholders of one or more classes or sub-classes thereof, the Secretary shall give each Shareholder entitled to vote at or to receive notice of the meeting, notice stating the date, time and place of the meeting, if any, and the means of remote communication, if any, by which Shareholders and proxy holders may be deemed to be present in person and may vote at the meeting and, in the case of a special meeting or a meeting at which an action proposed to be taken requires advance notice of the purpose of such action, the purpose or purposes for which the meeting is called. Notice is given to a Shareholder when the notice is (i) personally delivered to the Shareholder, (ii) left at the Shareholder's residence or usual place of business, (iii) mailed (which may include courier or other delivery service) to the Shareholder, postage prepaid, at the Shareholder's address as it appears on the records of the Trust, or (iv) transmitted to the Shareholder by an electronic transmission to any address or number of the Shareholder at which the Shareholder receives electronic transmissions.

8.6  Quorum; Action.  Unless otherwise provided in the Declaration of Trust, the presence in person or by proxy of one-third of the votes entitled to be cast on a matter constitutes a quorum at a meeting of the Shareholders of the Trust or of the Shareholders of any one or more classes or sub-classes thereof. For the purposes of establishing whether a quorum is present, all Shares present and entitled to vote, including abstentions and broker non-votes, shall be counted. If less than a quorum shall be in attendance at the time for which the meeting shall have been called, the meeting may be adjourned from time to time as provided in Section 8.7.

The Shareholders who are entitled to vote and are present at any duly called and convened meeting may continue to do business for which the particular meeting was called until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum. The absence from any meeting in person or by proxy of holders of the number of Shares of the Trust, or of one or more classes or sub-classes thereof, required for action upon any given matter shall not prevent action at the meeting on any other matter or matters that may properly come before the meeting, so long as there are present, in person or by proxy, holders of the number of Shares of the Trust, or one or more classes or sub-classes thereof, required for action upon the other matter or matters.

All matters presented to a vote of the Shareholders of the Trust or of the Shareholders of one or more classes or sub-classes thereof shall be decided by a majority of all the votes cast in person or by proxy, except with respect to the election of Trustees, which shall be decided by a plurality of the votes cast in person or by proxy, and except as otherwise provided by the Declaration of Trust or applicable law, including, without limitation, the 1940 Act.

8.7  Adjournments.  Whether or not a quorum is present, a meeting of the Shareholders of the Trust, or of the Shareholders of one or more classes or sub-classes thereof, may be adjourned from time to time (with respect to any one or more matters) by the chairman of the meeting without notice other than announcement at the meeting at which the adjournment is taken.

In addition, upon motion of the chairman of the meeting, the question of adjournment may be submitted to a vote of the Shareholders, or of the Shareholders of one or more classes or sub-classes thereof, as applicable, and, in any such case, any adjournment with respect to one or more matters must be approved by the vote of holders of a majority of the Shares present and entitled to vote with respect to the matter or matters adjourned, and without further notice other than announcement at the meeting at which the adjournment is taken. Unless a proxy is otherwise limited in this regard, any Shares present and entitled to vote at a meeting that are represented by broker non-votes, may, at the discretion of the proxies named therein, be voted in favor of such an adjournment.

At any adjourned meeting at which a quorum shall be present, any action may be taken that could have been taken at the meeting originally called. A meeting may not be adjourned to a date more than one hundred and twenty (120) days after the original record date without further notice of the adjourned meeting date.

8.8  Proxies.  At any meeting of Shareholders of the Trust or of one or more classes or sub-classes thereof, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Board or officers may direct, for verification prior to the time at which such vote shall be taken. Each shareholder may authorize another person or persons to act for him or her as proxy by (i) signing a writing authorizing the other person to act as proxy in the manner permitted by Delaware law, or (ii) transmitting, or authorizing the transmission of, an authorization for the person to act as proxy to (a) the person authorized to act as proxy, or (b) any other person authorized to receive the proxy authorization on behalf of the person authorized to act as the proxy, including a proxy solicitation or proxy support service organization. The authorization may be transmitted by a telegram, cablegram, datagram, electronic mail, or any other electronic or telephonic means. Further, to the extent permitted by Delaware law, the placing of a shareholder's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder shall constitute execution of such proxy by or on behalf of such Shareholder. A proxy purporting to be executed or authorized by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any postponement or adjournment of a meeting. No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Shareholder authorizing it, except in those cases in which the proxy states that it is irrevocable and where an irrevocable proxy is permitted by law.

8.9  Conduct of Meetings.  Meetings of Shareholders of the Trust or of one or more classes or sub-classes thereof shall be presided over by the Chairman of the Board or, if he or she does not attend the meeting, by another person designated by the Chairman or, if no person is so designated, by a senior officer of the Trust present at the meeting. The person presiding over any such meeting shall serve as chairman of the meeting and shall determine the order of business of the meeting and may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting. At all meetings of Shareholders of the Trust or of one or more classes or sub-classes thereof, unless voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting. Unless otherwise determined by the chairman of the meeting, meetings shall not be required to be held in accordance with the rules of parliamentary procedure.

8.10  Advance Notice Requirements.  At any annual meeting of Shareholders, Shareholders of record at the time of the notice of the meeting and at the time of the meeting (a "Submitting Shareholder") may make nominations of individuals for election to the Board and/or may propose other proper business to be considered by the Shareholders (the chairman of the meeting to determine whether any such business is a proper matter for action by the Shareholders) if, and only if, the Shareholder provides notice to the Secretary of the Trust and the Secretary receives such notice not later than the seventh day following the day on which the notice of the annual meeting was mailed or transmitted to the Shareholder, of each individual whom the Shareholder proposes to nominate for election as a trustee and/or a description of the other business that the Shareholder proposes to bring before the annual meeting. Upon request by the Trust, the Submitting Shareholder shall provide, no later than five (5) days after the delivery of such request (or such other period as may be specified in such request), such additional information regarding the matter as the Trust may request. If a Shareholder fails to provide any such additional information within such time period, the nominee or business shall not be presented at the annual meeting. A postponement or adjournment of an annual meeting shall not commence any new time periods pursuant to this Section. Nothing in this Section shall be deemed to affect any right of a Shareholder to request inclusion of a proposal in, nor the right of the Trust to omit a proposal from, the Trust's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Securities Exchange Act of 1934.

8.11  Inspectors of Election.  In advance of or at any meeting of Shareholders of the Trust, or of the Shareholders of one or more classes or sub-classes thereof, the Board, or at the meeting, the chairman of the meeting, may appoint one or more Inspectors of Election to act at the meeting or any postponement or adjournment thereof. Unless otherwise instructed by the Board or the chairman of the meeting, the Inspectors of Election shall determine the number of Shares outstanding of the Trust or of the applicable class or sub-class or classes or sub-classes, the Shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; shall receive votes, ballots or consents; shall hear and determine all challenges and questions in any way arising in connection with the right to vote; and shall count and tabulate all votes and consents, determine the results, and do such other acts as may be proper to conduct the election or vote.

8.12  Telephone Conference.  Shareholders may participate in any meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at the meeting.

ARTICLE 9

BOOKS AND RECORDS; OTHER MATTERS

9.1  Books and Records.  The books and records of the Trust and any classes or sub-classes thereof, may be kept in or outside the State of Delaware at such office or offices of the Trust and/or its agents as may from time to time be determined by the officers of the Trust.

9.2  Stock Ledger.  A stock ledger shall be maintained for the Trust that contains the name and address of each Shareholder and the number of Shares of each class and sub-class registered in the name of each Shareholder. The stock ledger may be in written form or in any other form that can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of the transfer agent, within or without the State of Delaware, or, if none, at the principal office of the Trust in the State of Delaware or the principal executive offices of the Trust.

9.3  Fiscal Year.  The fiscal year of the Trust, or each class or sub-class, shall be fixed by the Board.

9.4  Voting Stock in Other Trusts.  Unless otherwise ordered by the Board, any and all shares of stock owned or held by the Trust in any other corporation shall be represented and voted at any meeting of the shareholders of any such corporation by any one of the following officers of this Trust in the following order who may attend such meeting: the President, a Vice President, or the Treasurer, and such representation by any one of the officers above named shall be deemed and considered a representation in person by the Trust at such meeting. In addition, any of the officers named above may execute a proxy to represent the Trust at such shareholders' meeting and to vote all shares of such corporation owned or held by the Trust with all power and authority in the premises that any of the officers above named would possess if personally present. The Board by resolution may from time to time confer like powers upon any other person or persons. Voting of portfolio securities shall at all times comply with any and all requirements of the 1940 Act.

ARTICLE 10

INDEMNIFICATION

10.1  Indemnification of Trustees and Officers.  The Trust shall indemnify and advance expenses to a Trustee or officer (which includes, with respect to any such person, any person who is or was an officer of the Trust and any person who, while an officer of the Trust, is or was serving at the request of the Trust as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan) of the Trust in connection with a proceeding to the fullest extent permitted by and in accordance with the Indemnification Section (as defined below) and the 1940 Act. The foregoing rights of indemnification and advancement of expenses shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled.

10.2  Defined Terms.  Any word or words used in this Article 10 that are defined in Section 3801 of the Delaware Statutory Trust Act shall have the same meaning as defined in the Indemnification Section.

10.3  Indemnification of Employees and Agents.  Employees and agents who are not officers or Trustees may be indemnified, and reasonable expenses may be advanced to such employees or agents, to the extent permissible under the Delaware Statutory Trust Act, the 1933 Act and the 1940 Act, as such statutes are now or hereafter in force, and to such further extent, consistent with the foregoing, as may be provided by action of the Board or by contract.

10.4  Other Rights.  The indemnification and advancement of expenses provided by this Article 10 shall not be deemed exclusive of any other right, in respect of indemnification or otherwise, to which those seeking such indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of Shareholders or disinterested Trustees or otherwise, both as to action by a Trustee or officer of the Trust in his or her official capacity and as to action by such person in another capacity while holding such office or position, and shall continue as to a person who has ceased to be a Trustee or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

10.5  Insurance.  The Trust shall have the power to purchase and maintain insurance on behalf of any person who is or was a Trustee, officer, employee or agent of the Trust, or who, while a Trustee, officer, employee or agent of the Trust, is or was serving at the request of the Trust as a director, officer, partner, manager, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or any other enterprise, against any liability asserted against and incurred by him or her in any such capacity, or arising out of his or her status as such, provided that no insurance may be obtained by the Trust for liabilities against which it would not have the power to indemnify him or her under this Article 10 or applicable law.

10.6  Constituent, Resulting or Surviving Trusts.  For the purposes of this Article 10, references to the "Trust" shall include all constituent corporations absorbed in a consolidation or merger, as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of a constituent corporation or is or was serving at the request of a constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article 10 with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity.

10.7  Amendments.  Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the By-Laws or the Declaration of Trust inconsistent with this Article, shall apply to or affect in any respect the applicability of the provisions of this Article with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

ARTICLE 11

AMENDMENTS TO THE BYLAWS

11.1  General.  The Board shall have the exclusive power to adopt, alter or repeal any provision of these By-Laws and to make new By-Laws.